 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2018

INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Caspian Court
Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Infinera Corporation (the “Company”) held on May 24, 2018, the Company’s stockholders approved an amendment and restatement of the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) to increase the number of shares authorized for issuance under the 2016 Plan by 1,500,000 shares and effect various technical revisions and improvements.

Upon recommendation of the Compensation Committee, the Board of Directors of the Company (the “Board”) adopted the amendment and restatement of the 2016 Plan on April 2, 2018, subject to the approval of the Company’s stockholders at the Annual Meeting. Accordingly, the amendment and restatement of the 2016 Plan became effective upon stockholder approval at the Annual Meeting.

At the Annual Meeting of the Company, the stockholders also approved an amendment and restatement of the Company’s 2007 Employee Stock Purchase Plan (the “2007 ESPP”) to increase the number of shares authorized for issuance under the 2007 ESPP by 4,500,000 shares and effect various technical revisions and improvements.

Upon recommendation of the Compensation Committee, the Board adopted the amendment and restatement of the 2007 ESPP on February 6, 2018, subject to stockholder approval at the Annual Meeting. Accordingly, the amendment and restatement of the 2007 ESPP became effective upon stockholder approval at the Annual Meeting.

A detailed summary of each of the 2016 Plan and the 2007 ESPP is contained in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 11, 2018. The foregoing and the summary contained in the proxy statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2016 Plan and 2007 ESPP, which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting, the stockholders voted on the following five proposals and cast their votes as described below.

Proposal 1 - Approval of the Election of Two Class II Directors to the Company’s Board of Directors
The two individuals listed below were elected at the Annual Meeting to serve on the Board for a three-year term expiring at the 2021 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Name	For	Against	Abstain	Broker Non-Votes
Paul J. Milbury	105,075,133	1,809,904	45,228	28,487,088
David F. Welch, Ph.D.	103,226,584	3,660,711	42,970	28,487,088
John P. Daane, Thomas J. Fallon, Marcel Gani, Kambiz Y. Hooshmand, Rajal M. Patel and Mark A. Wegleitner will continue to serve as members of the Board until the expiration of their respective terms or until their respective successors have been duly elected and qualified.

Proposal 2 - Approval of Amendment and Restatement of the Infinera Corporation 2016 Plan to (i) Increase the Number of Shares Authorized for Issuance thereunder by 1,500,000 Shares and (ii) Effect Various Technical Revisions and Improvements
Proposal 2 was to approve an amendment and restatement of the Company’s 2016 Plan to (i) increase the number of shares authorized for issuance thereunder by 1,500,000 shares and (ii) effect various technical revisions and improvements. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
103,676,092	3,145,128	109,045	28,487,088

Proposal 3 - Approval of Amendment and Restatement of the Infinera Corporation 2007 Employee Stock Purchase Plan to (i) Increase the Number of Shares Authorized for Issuance thereunder by 4,500,000 Shares and (ii) Effect Various Technical Revisions and Improvements
Proposal 3 was to approve an amendment and restatement of the Company’s 2007 ESPP to (i) increase the number of shares authorized for issuance thereunder by 4,500,000 shares and (ii) effect various technical revisions and improvements. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
106,105,225	779,659	45,381	28,487,088

Proposal 4 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers
Proposal 4 was to approve, on an advisory basis, the compensation of the Company’s named executive officers for fiscal year 2017, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
102,935,752	3,584,939	409,574	28,487,088
Proposal 5 - Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 29, 2018
Proposal 5 was to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2018, as described in the proxy materials. This proposal was approved.

For	Against	Abstain
133,874,865	1,310,125	232,363

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Infinera Corporation Amended and Restated 2016 Equity Incentive Plan.
10.2	Infinera Corporation Amended and Restated 2007 Employee Stock Purchase Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 31, 2018	By:	/s/ JAMES L. LAUFMAN
James L. Laufman Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Infinera Corporation Amended and Restated 2016 Equity Incentive Plan.
10.2	Infinera Corporation Amended and Restated 2007 Employee Stock Purchase Plan.